UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2007 (October 31, 2007)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.
1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND
(State of Incorporation of registrant)

750 E. PRATT STREET,
BALTIMORE, MARYLAND	21202
(Address of principal executive office)	(Zip Code)

410-783-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former fiscal year)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

As previously disclosed in a Form 8-K filed October 31, 2007, the Board of Directors of Constellation Energy Group, Inc. (“Constellation Energy”) has approved a share repurchase program for up to $1 billion of Constellation Energy’s outstanding common stock.

On October 31, 2007, Constellation Energy entered into an accelerated share repurchase agreement with J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”).  Pursuant to the terms of the agreement, Constellation Energy will purchase outstanding shares of its common stock from JPMorgan for a total of $250 million on November 2, 2007 at a price based on the closing price of Constellation Energy’s common stock on November 1, 2007.  Under the agreement, the final price of the shares repurchased will be determined based on a discount to the volume weighted average trading price of Constellation Energy’s common stock during a period of up to three months.  Depending on the final price of the repurchased shares, JPMorgan may deliver additional shares to Constellation Energy at the completion of the transaction.  The payment of $250 million to JPMorgan will be funded from available cash.

A copy of the accelerated share repurchase agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 1, 2007, John L. Skolds was appointed to serve as an independent director of the Board of Directors of Constellation Energy and as a member of the Board’s Committee on Nuclear Power.

Mr. Skolds will receive the standard compensation paid by Constellation Energy to all of its non-employee directors, which includes an annual cash retainer of $50,000, meeting fees of $1,500 for each Board and committee meeting attended and a restricted stock award with a value of $85,000.  The annual cash retainer and restricted stock award will be pro rated for 2007 to reflect the time Mr. Skolds will serve on Constellation Energy’s Board in 2007.

There are no arrangements or understandings between Mr. Skolds and any other persons pursuant to which Mr. Skolds was selected as a director.  There are no relationships between Mr. Skolds and Constellation Energy or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated October 31, 2007, by and between Constellation Energy Group, Inc. and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	November 1, 2007	/s/ Charles A. Berardesco
Charles A. Berardesco
Vice President, Deputy General Counsel, Chief
Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated October 31, 2007, by and between Constellation Energy Group, Inc. and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch